UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_____________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

Ener-Core, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-173040	46-0525350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 Toledo Way, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 616-3300
(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

On September 26, 2013, we entered into an Assignment and Assumption of Lease (the “Assignment”) with FlexEnergy, Inc. (“Flex”) for 9400 Toledo Way, Irvine, California 92618 (the “Property”), with an effective date of August 1, 2013 (the “Effective Date”). The Property, which serves as our corporate headquarters, consists of a mixed use commercial office, production, and warehouse facility of 32,649 square feet. Pursuant to the Assignment, we are now formally obligated under the Standard Industrial/Commercial Single-Tenant Lease, dated May 26, 2011 (the “Lease”), originally between Flex and Meehan Holdings, LLC (“Meehan”).

On September 4, 2013, Meehan executed a Lessor’s Consent to Assignment and Sublease, which was also executed by Flex and the company. We also entered into a letter agreement with Meehan, by which we agreed to prepayment of rent under the Lease of $26,043.80 by September 30, 2013, which prepayment shall be applied to the December 2014 rent payment, and $26,825.12 by July 31, 2014, which prepayment shall be applied to the December 2015 rent payment.

The Lease terminates on December 31, 2016. Our unpaid, outstanding obligation for the remainder of the Lease is $1,025,428.89. The monthly rent under the Lease is currently $25,285.25, which increases on August 1, 2014 to $26,043.80, August 1, 2015 to $26,825.12, and August 1, 2016 to $27,629.87.

Previously, as provided in the Contribution Agreement dated November 12, 2012 (the “Contribution Agreement”), by and among Ener-Core Power, Inc., Flex, and its subsidiary, FlexEnergy Energy Systems, Inc., we had occupied a portion of the Property, and assumed one-third of all liabilities, under the Lease (with Flex remaining responsible for the remaining two-thirds). Notwithstanding this arrangement, Meehan did not view us as formally obligated under the Lease.

Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

10.17	Assignment and Assumption of Lease between Ener-Core, Inc. and FlexEnergy, Inc., effective August 1, 2013.

10.17A	Lessor’s Consent to Assignment and Sublease, dated September 4, 2013.

10.17B	Letter Agreement between Ener-Core, Inc. and Meehan Holdings, LLC, dated September 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENER-CORE, INC.

Dated: October 1, 2013	By:	/s/ Alain Castro
Alain Castro, Chief Executive Officer

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